Forum Energy Technologies, Inc. Announces
Fourth Quarter and Full Year 2022 Results and Outlook
Full Year 2022 Highlights and 2023 Guidance
•Revenue: $700 million, a 29% year-over-year increase
•Orders: $781 million and book-to-bill ratio of 112%
•Net Income: $4 million and diluted EPS of $0.62
•Adjusted EBITDA: $59 million, a 194% increase from 2021
•Second half 2022 Free Cash Flow: $62 million
•2023 Adjusted EBITDA guidance: $80 - $100 million
HOUSTON, TEXAS, February 21, 2023 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2022 revenue of $191 million, a $9 million increase from the third quarter 2022. Orders received were $215 million, with a book-to-bill ratio of 113%. The fourth quarter net loss was $13 million, or $2.22 per diluted share, compared to net income of $17 million, or $1.82 per diluted share, for the third quarter 2022. Excluding $10 million, or $1.77 per share, for special items, adjusted net loss was $0.45 per diluted share, compared to an adjusted net loss of $0.25 per diluted share in the third quarter.
Special items in the quarter, on a pre-tax basis, included $14 million of foreign exchange losses, $3 million of restructuring, transaction and other costs and $7 million of gain on our previously announced sale-leaseback transaction. See Tables 1-6 for a reconciliation of GAAP to non-GAAP financial information.
Neal Lux, President and Chief Executive Officer, remarked, “Activity increased across all seven product lines and 5% sequential fourth quarter revenue growth exceeded the increase in rig count. In addition, FET secured strong bookings of $215 million and backlog is at its highest level since the fourth quarter of 2018. Incremental profitability was negatively impacted by elevated project costs in the Subsea Technologies and Coiled Tubing product lines, and additional freight expense. Despite these challenges, adjusted EBITDA of $17 million was within our formal guidance range. Strong fourth quarter free cash flow of $45 million benefited from the November 2022 sale-leaseback transaction and continued working capital efficiency.
“On a full year basis, adjusted EBITDA of $59 million was at the upper end of the guidance we provided in February 2022. Our impressive 194% adjusted EBITDA growth rate was among the best of FET's peer group. In addition, our asset-lite business generated $34 million of cash flow from operations in the second half of the year. Finally, in December 2022, FET satisfied the mandatory conversion requirements under our 9.00% Convertible Senior Secured Notes. As a result, in January, our long-term debt was reduced by 47.8%, and our year-end leverage ratio decreased from 3.5x to 1.4x, proforma for the conversion. These strong results reflect our team’s elite performance, hard work, and dedication to the strategy we adopted at the beginning of the year.
“Looking ahead, on-going global supply and demand imbalances for commodities are creating long-term opportunities for energy investment that will benefit FET. Given the industry’s focus on profitability and shareholder returns, we anticipate modest U.S. rig count growth during 2023. However, equipment utilization and service intensity are expected to remain at extremely high levels. In addition, offshore and international market activity growth, particularly in the Middle East and Latin America, should accelerate in 2023 and serve as the engine that sustains a multi-year investment cycle. With these assumptions, our EBITDA guidance range for 2023 is $80 to $100 million.”
Segment Results (unless otherwise noted, comparisons are fourth quarter 2022 versus third quarter 2022)
Drilling & Downhole segment revenue was $81 million, a 7% increase driven by higher demand for our drilling capital equipment. Orders were $87 million, a 19% increase, which included significant orders in our Drilling Technologies product line for new drilling rigs and upgrade projects. Segment adjusted EBITDA was $11 million, a $2 million decrease primarily related to increased project costs on a Subsea project and increased freight costs. Drilling & Downhole operations focus primarily on capital equipment and consumable products for global well construction, artificial lift and subsea markets.
Completions segment revenue was $74 million, a 3% increase, primarily due to higher demand for pressure control equipment, power ends, and radiators to support increased hydraulic fracturing activity. Orders were $81 million, a 3% increase. Segment adjusted EBITDA was $9 million, down $1 million, as higher revenues were offset by line pipe project costs in Coiled Tubing, sales mix, and higher freight costs. The Completions segment designs and manufactures products for the coiled tubing, wireline and stimulation markets.
Production segment revenue was $36 million, a 5% increase, primarily due to higher shipments of production equipment. Orders were $47 million and comparable to the third quarter. Segment adjusted EBITDA was $2 million, up $1 million, due to favorable sales mix and increased volume in the Production Equipment product line. The Production segment manufactures land well site production equipment, desalination process equipment, and a wide range of valves for upstream, midstream and process industry customers.
Forum Energy Technologies, Inc. ("FET") is a global company, serving the crude oil, natural gas, and renewable energy industries. FET provides value added solutions that increase the safety and efficiency of energy exploration and production. We are an environmentally and socially responsible company headquartered in Houston, TX with manufacturing, distribution, and service facilities strategically located throughout the world. For more information, please visit www.f-e-t.com.

Non-GAAP Financial Measures
The Company presents its financial results in accordance with GAAP. However, management believes that non-GAAP measures are useful tools for evaluating the Company's overall financial performance. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for those prepared in accordance with GAAP and should, therefore, be considered only as a supplement. Please see the attached schedules for reconciliations between GAAP and the non-GAAP financial measures used in this press release.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the severity and duration of the COVID-19 pandemic and related repercussions resulting from the negative impact on demand for oil and natural gas, the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made, and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of net income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions of dollars, except per share information)	2022	2021	2022
Revenues	$190.7	$148.1	$181.8
Cost of sales	140.7	118.0	130.4
Gross profit	50.0	30.1	51.4
Operating expenses
Selling, general and administrative expenses	48.0	42.9	43.7
Gain on sale-leaseback transactions	(7.0)	—	—
Loss (gain) on disposal of assets and other	(0.3)	0.3	—
Total operating expenses	40.7	43.2	43.7
Operating income (loss)	9.3	(13.1)	7.7
Other expense (income)
Interest expense	7.9	7.9	8.1
Foreign exchange losses (gains) and other, net	12.5	1.7	(18.2)
Total other (income) expense, net	20.4	9.6	(10.1)
Income (loss) before income taxes	(11.1)	(22.7)	17.8
Income tax expense (benefit)	1.7	(3.1)	1.3
Net income (loss) (1)	$(12.8)	$(19.6)	$16.5

Weighted average shares outstanding
Basic	5.8	5.7	5.8
Diluted	5.8	5.7	10.6

Earnings (loss) per share
Basic	$(2.22)	$(3.46)	$2.85
Diluted	$(2.22)	$(3.46)	$1.82

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of net income (loss)
(Unaudited)

	Year ended
	December 31,
(in millions of dollars, except per share information)	2022	2021
Revenues	$699.9	$541.1
Cost of sales	511.4	417.8
Gross profit	188.5	123.3
Operating expenses
Selling, general and administrative expenses	179.5	168.9
Gain on sale-leaseback transactions	(7.0)	—
Gain on disposal of assets and other	(1.3)	(1.1)
Total operating expenses	171.2	167.8
Operating income (loss)	17.3	(44.5)
Other expense (income)
Interest expense	31.5	32.0
Loss on extinguishment of debt	—	5.3
Foreign exchange losses (gains) and other, net	(24.5)	0.2
Total other expense	7.0	37.5
Income (loss) before income taxes	10.3	(82.0)
Income tax expense	6.6	0.7
Net income (loss) (1)	$3.7	$(82.7)

Weighted average shares outstanding
Basic	5.7	5.6
Diluted	6.0	5.6

Earnings (loss) per share
Basic	$0.65	$(14.65)
Diluted	$0.62	$(14.65)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$51.0	$46.9
Accounts receivable—trade, net	154.2	123.9
Inventories, net	269.8	241.7
Other current assets	37.9	34.2
Total current assets	512.9	446.7
Property and equipment, net of accumulated depreciation	63.0	94.0
Operating lease assets	53.8	25.4
Intangibles, net	191.5	217.4
Other long-term assets	10.1	7.8
Total assets	$831.3	$791.3
Liabilities and equity
Current liabilities
Current portion of long-term debt	$0.8	$0.9
Other current liabilities	209.7	174.8
Total current liabilities	210.5	175.7
Long-term debt, net of current portion	239.1	232.4
Other long-term liabilities	74.6	54.1
Total liabilities	524.2	462.2
Total equity	307.1	329.1
Total liabilities and equity	$831.3	$791.3

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Year ended
	December 31,
(in millions of dollars)	2022	2021
Cash flows from operating activities
Net income (loss)	$3.7	$(82.7)
Depreciation and amortization	37.1	42.2
Inventory write downs	2.7	8.1
Gain on sale-leaseback transactions	(7.0)	—
Loss on extinguishment of debt	—	5.3
Other noncash items and changes in working capital	(53.6)	11.3
Net cash used in operating activities	(17.1)	(15.8)

Cash flows from investing activities
Capital expenditures for property and equipment	(7.5)	(2.4)
Proceeds from sale of business	—	(1.3)
Acquisition of businesses, net of cash acquired	(0.5)	(3.4)
Proceeds from settlement of note receivable	—	10.8
Proceeds from sale-leaseback transactions	32.1	—
Proceeds from the sale of property and equipment	3.0	7.0
Net cash provided by investing activities	27.1	10.7

Cash flows from financing activities
Borrowings of debt	556.6	—
Repayments of debt	(557.8)	(14.6)
Cash paid to repurchase 2025 Notes	—	(58.6)
Repurchases of stock	(3.8)	(1.4)
Deferred financing costs	—	(1.6)
Net cash used in investing activities	(5.0)	(76.2)

Effect of exchange rate changes on cash	(0.8)	(0.5)
Net increase (decrease) in cash, cash equivalents and restricted cash	$4.2	$(81.8)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2022	December 31, 2021	September 30, 2022
Revenues
Drilling & Downhole	$81.1	$66.5	$75.7	$81.1	$66.5	$75.7
Completions	74.1	51.0	72.2	74.1	51.0	72.2
Production	35.9	30.9	34.2	35.9	30.9	34.2
Eliminations	(0.4)	(0.3)	(0.3)	(0.4)	(0.3)	(0.3)
Total revenues	$190.7	$148.1	$181.8	$190.7	$148.1	$181.8

Operating income (loss)
Drilling & Downhole	$8.2	$2.5	$9.5	$8.1	$2.7	$9.8
Operating margin %	10.1%	3.8%	12.5%	10.0%	4.1%	12.9%
Completions	2.8	(4.5)	5.9	3.8	(0.7)	4.8
Operating margin %	3.8%	(8.8)%	8.2%	5.1%	(1.4)%	6.6%
Production	0.8	(3.1)	0.7	0.9	(3.0)	0.6
Operating margin %	2.2%	(10.0)%	2.0%	2.5%	(9.7)%	1.8%
Corporate	(9.8)	(7.7)	(8.4)	(7.1)	(6.9)	(7.3)
Total segment operating income (loss)	2.0	(12.8)	7.7	5.7	(7.9)	7.9
Other items not in segment operating income (loss) (1)	7.3	(0.3)	—	0.3	(0.1)	—
Total operating income (loss)	$9.3	$(13.1)	$7.7	$6.0	$(8.0)	$7.9
Operating margin %	4.9%	(8.8)%	4.2%	3.1%	(5.4)%	4.3%

EBITDA (2)
Drilling & Downhole	$5.8	$4.1	$27.8	$11.2	$6.2	$12.8
EBITDA margin %	7.2%	6.2%	36.7%	13.8%	9.3%	16.9%
Completions	8.1	1.0	12.1	9.4	4.9	10.3
EBITDA margin %	10.9%	2.0%	16.8%	12.7%	9.6%	14.3%
Production	1.5	(2.0)	1.5	1.7	(1.7)	1.2
EBITDA margin %	4.2%	(6.5)%	4.4%	4.7%	(5.5)%	3.5%
Corporate	(9.8)	(7.7)	(6.4)	(5.8)	(5.2)	(6.5)
Total EBITDA	$5.6	$(4.6)	$35.0	$16.5	$4.2	$17.8
EBITDA margin %	2.9%	(3.1)%	19.3%	8.7%	2.8%	9.8%

(1) Includes gain on sale-leaseback transaction and gain on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Year ended		Year ended
(in millions of dollars)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues
Drilling & Downhole	$304.6	$239.9	$304.6	$239.9
Completions	265.0	185.0	265.0	185.0
Production	131.5	116.7	131.5	116.7
Eliminations	(1.2)	(0.5)	(1.2)	(0.5)
Total revenues	$699.9	$541.1	$699.9	$541.1

Operating income (loss)
Drilling & Downhole	$32.2	$4.7	$32.5	$9.9
Operating margin %	10.6%	2.0%	10.7%	4.1%
Completions	11.6	(4.5)	11.0	(2.1)
Operating margin %	4.4%	(2.4)%	4.2%	(1.1)%
Production	(0.4)	(14.4)	(0.3)	(12.2)
Operating margin %	(0.3)%	(12.3)%	(0.2)%	(10.5)%
Corporate	(34.3)	(31.3)	(26.5)	(25.6)
Total segment operating income (loss)	9.1	(45.5)	16.7	(30.0)
Other items not in segment operating income (loss) (1)	8.2	1.0	0.6	—
Total operating income (loss)	$17.3	$(44.5)	$17.3	$(30.0)
Operating margin %	2.5%	(8.2)%	2.5%	(5.5)%

EBITDA (2)
Drilling & Downhole	$72.8	$18.4	$45.2	$25.3
EBITDA margin %	23.9%	7.7%	14.8%	10.5%
Completions	34.2	19.5	33.3	21.0
EBITDA margin %	12.9%	10.5%	12.6%	11.4%
Production	3.4	(9.3)	2.9	(7.0)
EBITDA margin %	2.6%	(8.0)%	2.2%	(6.0)%
Corporate	(31.5)	(36.4)	(22.7)	(19.3)
Total EBITDA	$78.9	$(7.8)	$58.7	$20.0
EBITDA margin %	11.3%	(1.4)%	8.4%	3.7%

(1) Includes gain on sale-leaseback transaction and gain on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2022	December 31, 2021	September 30, 2022
Orders
Drilling & Downhole	$87.2	$60.8	$73.3
Completions	81.4	52.8	78.7
Production	46.5	46.1	45.7
Total orders	$215.1	$159.7	$197.7

Revenues
Drilling & Downhole	$81.1	$66.5	$75.7
Completions	74.1	51.0	72.2
Production	35.9	30.9	34.2
Eliminations	(0.4)	(0.3)	(0.3)
Total revenues	$190.7	$148.1	$181.8

Book to bill ratio (1)
Drilling & Downhole	1.08	0.91	0.97
Completions	1.10	1.04	1.09
Production	1.30	1.49	1.34
Total book to bill ratio	1.13	1.08	1.09

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products, in the markets in which the Company operates, is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2022			December 31, 2021			September 30, 2022
(in millions of dollars, except per share information)	Operating (income) loss	EBITDA (1)	Net income (loss)	Operating (income) loss	EBITDA (1)	Net income (loss)	Operating (income) loss	EBITDA (1)	Net income (loss)
As reported	$9.3	$5.6	$(12.8)	$(13.1)	$(4.6)	$(19.6)	$7.7	$35.0	$16.5
% of revenue	4.9%	2.9%		(8.8)%	(3.1)%		4.2%	19.3%
Restructuring, transaction and other costs	2.7	2.7	2.7	1.8	1.8	1.8	1.0	1.0	1.0
Inventory and other working capital adjustments	0.2	0.2	0.2	3.3	3.3	3.3	(0.8)	(0.8)	(0.8)
Stock-based compensation expense	0.8	1.5	0.8	—	1.9	—	—	0.8	—
Loss (gain) on foreign exchange, net (2)	—	13.5	13.5	—	1.8	1.8	—	(18.2)	(18.2)
Gain on sale-leaseback transactions	(7.0)	(7.0)	(7.0)	—	—	—	—	—	—
As adjusted(1)	$6.0	$16.5	$(2.6)	$(8.0)	$4.2	$(12.7)	$7.9	$17.8	$(1.5)
% of revenue	3.1%	8.7%		(5.4)%	2.8%		4.3%	9.8%

Diluted shares outstanding as reported			5.8			5.7			10.6
Diluted shares outstanding as adjusted			5.8			5.7			6.0

Diluted EPS - as reported			$(2.22)			$(3.46)			$1.82
Diluted EPS - as adjusted			$(0.45)			$(2.23)			$(0.25)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Year ended
	December 31, 2022			December 31, 2021
(in millions of dollars, except per share information)	Operating (income) loss	EBITDA (1)	Net income (loss)	Operating (income) loss	EBITDA (1)	Net income (loss)
As reported	$17.3	$78.9	$3.7	$(44.5)	$(7.8)	$(82.7)
% of revenue	2.5%	11.3%		(8.2)%	(1.4)%
Restructuring, transaction and other costs	8.9	8.9	8.9	9.5	9.5	9.5
Inventory and other working capital adjustments	(2.7)	(2.7)	(2.7)	5.0	5.0	5.0
Stock-based compensation expense	0.8	4.0	0.8	—	7.6	—
Loss on extinguishment of debt	—	—	—	—	5.3	5.3
Loss (gain) on foreign exchange, net (2)	—	(23.4)	(23.4)	—	0.4	0.4
Gain on sale-leaseback transactions	(7.0)	(7.0)	(7.0)	—	—	—
As adjusted (1)	$17.3	$58.7	$(19.7)	$(30.0)	$20.0	$(62.5)
% of revenue	2.5%	8.4%		(5.5)%	3.7%

Diluted shares outstanding as reported			6.0			5.6
Diluted shares outstanding as adjusted			6.0			5.6

Diluted EPS - as reported			$0.62			$(14.65)
Diluted EPS - as adjusted			$(3.28)			$(11.16)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in millions of dollars)	December 31, 2022	December 31, 2021	September 30, 2022
EBITDA reconciliation (1)
Net income (loss)	$(12.8)	$(19.6)	$16.5
Interest expense	7.9	7.9	8.1
Depreciation and amortization	8.8	10.2	9.1
Income tax benefit	1.7	(3.1)	1.3
EBITDA	$5.6	$(4.6)	$35.0

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Year ended
(in millions of dollars)	December 31, 2022	December 31, 2021
EBITDA reconciliation (1)
Net income (loss)	$3.7	$(82.7)
Interest expense	31.5	32.0
Depreciation and amortization	37.1	42.2
Income tax benefit	6.6	0.7
EBITDA	$78.9	$(7.8)

(1) The Company believes that the presentation of EBITDA is useful to investors because EBITDA is an appropriate measure of evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Free cash flow
(Unaudited)
Table 5 - Adjusting items

	Year ended
(in millions of dollars)	December 31, 2022	December 31, 2021
Free cash flow, before acquisitions, reconciliation (1)
Net cash used in operating activities	$(17.1)	$(15.8)
Capital expenditures for property and equipment	(7.5)	(1.8)
Proceeds from sale-leaseback transactions	32.1	—
Proceeds from sale of property and equipment	3.0	7.0
Free cash flow, before acquisitions	$10.5	$(10.6)

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Leverage Ratio (1)
(Unaudited)
Table 6 - Adjusting items

(in millions of dollars)	December 31, 2022	Pro-forma post conversion

2025 Notes (2)	$257.0	$134.2
Less: Cash and cash equivalents	51.0	51.0
Net debt	$206.0	$83.2

Adjusted EBITDA	$58.7	$58.7

Leverage Ratio	3.5	1.4

(1) The Company believes leverage ratio is an important measure because it represents the Company's ability to meet its financial obligations.
(2) Represents our outstanding 9.00% convertible senior secured notes due August 2025. Subsequently in January 2023, $122.8 million of principal amount was converted into approximately 4.5 million shares of our common stock.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2022		December 31, 2021		September 30, 2022
Revenues	$	%	$	%	$	%
Drilling Technologies	$42.5	22.2%	$27.3	18.5%	$38.2	21.0%
Downhole Technologies	22.1	11.6%	19.9	13.4%	21.9	12.0%
Subsea Technologies	16.5	8.7%	19.3	13.0%	15.6	8.6%
Drilling & Downhole	81.1	42.5%	66.5	44.9%	75.7	41.6%

Stimulation and Intervention	45.2	23.7%	28.1	18.9%	43.6	24.0%
Coiled Tubing	28.9	15.2%	22.9	15.5%	28.6	15.7%
Completions	74.1	38.9%	51.0	34.4%	72.2	39.7%

Production Equipment	19.9	10.4%	14.9	10.1%	18.5	10.2%
Valve Solutions	16.0	8.4%	16.0	10.8%	15.7	8.6%
Production	35.9	18.8%	30.9	20.9%	34.2	18.8%
Eliminations	(0.4)	(0.2)%	(0.3)	(0.2)%	(0.3)	(0.1)%
Total revenues	$190.7	100.0%	$148.1	100.0%	$181.8	100.0%